EXHIBIT 11

           EXECUTONE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                           Three Months Ended             Six Months Ended
                                 June 30,                     June 30,
                           1997           1996          1997           1996

NET INCOME (LOSS)     $ (2,371,000)  $ 23,860,000  $ (1,859,000)  $ 18,502,000

WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING            49,457,000     51,878,000    49,669,000     51,865,000

COMMON STOCK EQUIVALENT
 SHARES ASSUMED TO BE ISSUED
 FOR DILUTIVE STOCK OPTIONS
 AND WARRANTS                    0        925,000             0        908,000

TOTAL WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT SHARES
  OUTSTANDING           49,457,000     52,803,000    49,669,000     52,773,000


EARNINGS (LOSS) PER
 COMMON SHARE         $      (0.05)  $       0.45  $      (0.04)  $       0.35























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